

<ARTICLE> UT
<LEGEND>
This schedule  contains summary  financial  information  extracted from SEC Form
10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER>1000000

<PERIOD-TYPE>                               6-MOS
<FISCAL-YEAR-END>                                  DEC-31-1998
<PERIOD-START>                                     JAN-01-1999
<PERIOD-END>                                       JUN-30-1999
<BOOK-VALUE>                                          PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                                6,839
<OTHER-PROPERTY-AND-INVEST>                                834
<TOTAL-CURRENT-ASSETS>                                   1,758
<TOTAL-DEFERRED-CHARGES>                                 5,207
<OTHER-ASSETS>                                               0
<TOTAL-ASSETS>                                          14,638
<COMMON>                                                 2,563
<CAPITAL-SURPLUS-PAID-IN>                                  594
<RETAINED-EARNINGS>                                        529
<TOTAL-COMMON-STOCKHOLDERS-EQ>                           3,683
<PREFERRED-MANDATORY>                                      588
<PREFERRED>                                                 95
<LONG-TERM-DEBT-NET>                                     3,393
<SHORT-TERM-NOTES>                                           0
<LONG-TERM-NOTES-PAYABLE>                                    0
<COMMERCIAL-PAPER-OBLIGATIONS>                             940
<LONG-TERM-DEBT-CURRENT-PORT>                              735
<PREFERRED-STOCK-CURRENT>                                    0
<CAPITAL-LEASE-OBLIGATIONS>                                 50
<LEASES-CURRENT>                                             0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                           5,154
<TOT-CAPITALIZATION-AND-LIAB>                           14,638
<GROSS-OPERATING-REVENUE>                                2,963
<INCOME-TAX-EXPENSE>                                       242  <F1>
<OTHER-OPERATING-EXPENSES>                               2,188
<TOTAL-OPERATING-EXPENSES>                               2,428
<OPERATING-INCOME-LOSS>                                    535
<OTHER-INCOME-NET>                                           3
<INCOME-BEFORE-INTEREST-EXPEN>                             538
<TOTAL-INTEREST-EXPENSE>                                   209  <F2>
<NET-INCOME>                                              (461)  <F3>
<PREFERRED-STOCK-DIVIDENDS>                                  5
<EARNINGS-AVAILABLE-FOR-COMM>                             (466)
<COMMON-STOCK-DIVIDENDS>                                   392
<TOTAL-INTEREST-ON-BONDS>                                  160
<CASH-FLOW-OPERATIONS>                                     538
<EPS-BASIC>                                                0
<EPS-DILUTED>                                                0

<F1>State  and  Federal  Income  Taxes  for  Other  Income  of $2  million  were incorporated into this line item for FDS purposes. In the referenced financial statements, Total Other Income and Deductions are net of the above applicable Federal and State income taxes.
<F2>Total interest expense includes Preferred Securities Dividend Requirements.
<F3>Net Loss includes an extraordinary charge of $790 million, net of tax of
$345 million.

